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                                                                    Exhibit 10.2

                             EMPLOYMENT AGREEMENT
                             --------------------


AGREEMENT by and between Crown Vantage Inc., a Virginia corporation (the "Company") and R. Neil Stuart (the "Executive"), dated as of the 1st day of September, 1999.

1.   Effective Date.  The "Effective Date" of this Agreement shall be September
     --------------
     1, 1999.

2.   Employment Period.  The Company hereby agrees to continue the Executive in
     -----------------
     its employ, and the Executive hereby agrees to remain in the employ of the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 2001 (the "Employment Period"). Should the Executive remain employed by the Company following the expiration of the Employment Period, it shall not be according to, or governed by, the terms of this Agreement in any respect. Unless the Executive's employment is pursuant to another Agreement, the Executive shall be employed "at will," according to terms and conditions, and with compensation and benefits, as are offered by the Company and accepted by the Executive.

3.   Terms of Employment.
     -------------------

     (a)  Position and Duties.  During the Employment Period, the Executive
          -------------------
          shall be employed as Executive Vice President and Chief Financial Officer of the Company and shall have such duties, responsibilities and authority as shall be consistent therewith.

          During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (b)  Compensation.
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          (i)   Base Salary.  The Executive shall receive an annual base salary
                -----------
                ("Annual Base Salary") of $310,000 during the Employment Period. The Annual Base Salary shall be paid in equal monthly installments or more frequently. During the Employment Period, the Annual Base Salary shall be reviewed at least every 12 months. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

          (ii)  Annual Bonus.  In addition to Annual Base Salary, the Executive
                ------------
                shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") pursuant to the Company's annual incentive plans, pro rated in the case of a bonus for any year during which the Executive was employed for less than 12 months. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

          (iii) Incentive, Savings and Retirement Plans.  During the Employment
                ---------------------------------------
                Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          (iv)  Welfare Benefit Plans.  During the Employment Period, the
                ---------------------
                Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

          (v)   Expenses.  During the Employment Period, the Executive shall be
                --------
                entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive.

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          (vi)  Fringe Benefits.  During the Employment Period, the Executive
                ---------------
                shall be entitled to fringe benefits at the discretion of the Company, including, without limitation, tax and financial planning services, payment of club dues, and an automobile of his or her choice and payment of related expenses.

          (vii) Vacation.  During the Employment Period, the Executive shall be
                --------
                entitled to 4 weeks of paid vacation per year.

4.   Termination of Employment.
     -------------------------

     (a)  Death or Disability.  The Executive's employment shall terminate
          -------------------
          automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

     (b)  Cause.  The Company may terminate the Executive's employment during
          -----
          the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) the continued failure of the Executive to perform the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) to the satisfaction of the President and CEO, after a written notification is delivered to the Executive which identifies the manner in which the Executive has not performed to the satisfaction of the President and CEO; or

          (ii) the engaging by the Executive in illegal conduct or gross misconduct which is injurious to the Company; or

          (iii) failure to obey the lawful direction of the President and CEO, not cured within five days following written notice from the President and CEO; or

          (iv) any act(s) that has a substantial and adverse effect on the Company's business or reputation.

     (c)  Notice of Termination.  Any termination by the Company for Cause shall
          ---------------------
          be communicated by a Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a

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          "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights or defending against any claim of the Executive hereunder.

     (e)  Date of Termination.  "Date of Termination" means (i) if the
          -------------------
          Executive's employment is terminated by the Company for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

5.   Obligations of the Company upon Termination.
     -------------------------------------------

     (a)  Termination Other Than for Cause, Death or Disability if Employee
          -----------------------------------------------------------------
          Agrees to Cancellation of Change of Control Agreement.  If, during the
          -----------------------------------------------------
          Employment Period, the Company shall terminate the Executive's employment other than for Cause or death or Disability, and, subject to (i) the execution by the Executive of the Release attached as Exhibit A hereto, and (ii) the automatic cancellation of any right the Executive might otherwise have under the Change of Control Agreement previously entered into between the Executive and the Company, a copy of which is attached as Exhibit B, the Executive shall be entitled to all of the following:

          (i) the Company shall pay to the Executive in a lump sum in cash within 15 calendar days after the Date of Termination the aggregate of the following amounts:

                A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid,
                    (2) the product of (x) the higher of (I) the Minimum Bonus and (II) the Annual Bonus paid or payable, including any bonus or portion thereof, which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year during the Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any

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                    compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                B. an amount equal to the product of (1) three and (2) the highest amount actually paid to the Executive in cash compensation (that is, Annual Base Salary plus bonus(es) actually paid) in any one of the previous three calendar years; and

                C. an amount equal to the excess of (a) the actuarial equivalent of the benefit (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's qualified defined benefit retirement plan (the "Retirement Plan") and immediately prior to the Effective Date under the Retirement Plan, and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for three years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the three years is that required by Section 3(b)(i) and Section 3(b)(ii), over (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

          (ii) all stock options, restricted stock and other stock-based compensation shall become immediately exercisable or vested, as the case may be, and stock options shall be exercisable for three years thereafter;

          (iii) for the Continuation Period (as defined below), the Company shall continue to pay the premium for benefits to the Executive and/or the Executive's dependents equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(iv) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility, and provided further that the Executive and the Executive's dependents otherwise are and remain eligible for coverage under the federal law COBRA. The Continuation Period shall be three years. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be

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                considered to have remained employed until three years after the
                Date of Termination and to have retired on the last day of such period;

          (iv) the Company shall, at its sole expense as incurred, provide the Executive with reasonable outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion; and

          (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits, other than (x) severance benefits and (y) any benefits or payments under the Change of Control Agreement (Exhibit B), all rights to which the Executive shall have relinquished as partial consideration for the payments and benefits under this Section 5(a), that are required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

     (b)  Termination Other than for Cause, Death or Disability if the Executive
          ----------------------------------------------------------------------
          Does Not Agree to Cancellation of Change of Control Agreement.  If,
          ---------------------------------------------------------------
          during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability, and the Executive elects to maintain in effect the Change of Control Agreement previously entered into between the Executive and the Company, a copy of which is attached as Exhibit B, this Agreement shall terminate without further obligations on the part of the Company to the Executive other than obligation to pay to the Executive (x) his or her Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and
          (z) Other Benefits, in each case to the extent theretofore unpaid.

     (c)  Death.  If the Executive's employment is terminated by reason of the
          -----
          Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, the Severance Amount (as defined below) and the timely payment or provision of Other Benefits. The "Severance Amount" equals the sum of (x) one times the Annual Base Salary, and (y) one times the Target Bonus, and (z) the pro rata share of the annual bonus plan for the year in which death occurred. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 calendar days of the Date of Termination. With respect to the provision of Other Benefits after the Effective Date, the term Other Benefits as utilized in this Section 5(c) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect

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          to other peer executives of the Company and its affiliated companies and their beneficiaries.

     (d)  Disability.  If the Executive's employment is terminated by reason of
          ----------
          the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations, the Severance Amount and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 calendar days of the Date of Termination. With respect to the provision of Other Benefits after the Effective Date, the term Other Benefits as utilized in this Section 5(d) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

     (e)  Termination for Cause or by Resignation of Employee.  If the
          ---------------------------------------------------
          Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his or her Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive breaches this Agreement by voluntarily terminating employment during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits, and the Company shall have any and all legal and equitable rights for breach of contract that it may have under applicable law. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Upon a termination of the Executive's employment for Cause or by the Executive by resignation, the Executive shall forfeit all stock options and restricted stock that are not vested on the Date of Termination.

6.   Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit
     -------------------------
     the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                                       7
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7.   Full Settlement. The Company's obligation to make the payments provided for
     ---------------
     in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

8.   Certain Additional Payments by the Company.
     ------------------------------------------

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes) , including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $25,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

     (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young, L.L.P., or such other

                                       8
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          certified public accounting firm as may be designated by the Executive
          (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
          Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim;

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

          (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

          (iv) permit the Company to participate in any proceedings relating to such claim;

          provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
          Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(a) or 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

9.   Confidential Information.  The Executive shall hold in a fiduciary capacity
     ------------------------
     for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the

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

     Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

10.  Successors.
     ----------

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

11.  Miscellaneous.
     -------------

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:
               -------------------


               If to the Company:
               -----------------

                    Crown Vantage Inc.

                    Cincinnati, Ohio

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

                    Attention:  Robert A. Olah, President and CEO

          or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


CROWN VANTAGE INC.


By                                        Date   9/2/99
  ----------------------------------          ---------------------------------
  Robert A. Olah, President and CEO



"The Executive"


By                                        Date   9/1/99
  ----------------------------------          ---------------------------------
  R. Neil Stuart

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